SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 12, 2004
Date of Report (date of earliest event reported)

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

as Depositor and Master Servicer under a
Pooling and Servicing Agreement
dated as of July 1, 2004
providing for the issuance of

WaMu MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2004-AR9
(Exact name of Registrant as specified in its charter)

Delaware	333-103345	94-2528990
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1706
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 377-8555

ITEM 7.  Financial Statements and Exhibits.

The following Exhibits are filed herewith:

99.1 Term sheets prepared by Bear, Stearns & Co., Inc.  in connection with the Registrant's WaMu Mortgage Pass-Through Certificates, Series 2004-AR9.

99.2 Term sheets prepared by Bear, Stearns & Co., Inc.  in connection with the Registrant's WaMu Mortgage Pass-Through Certificates, Series 2004-AR9.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
Date: July 14, 2004	By:	/s/ David H. Zielke David H. Zielke First Vice President and Counsel (Authorized Officer)

Exhibit Index

Exhibit No.	Description

99.1	Term sheets prepared by Bear, Stearns & Co., Inc. in connection with the Registrant's WaMu Mortgage Pass-Through Certificates, Series 2004-AR9.
99.2	Term sheets prepared by Bear, Stearns & Co., Inc. in connection with the Registrant's WaMu Mortgage Pass-Through Certificates, Series 2004-AR9.